                     SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT
                                          OF
                              MORGAN STANLEY FUND, INC.
                          (MORGAN STANLEY MONEY MARKET FUND)


    Supplement dated as of September 26, 1996 (the "Supplement") to Investment Advisory Agreement (the "Agreement") between Morgan Stanley Fund, Inc. (the "Fund") and Morgan Stanley Asset Management Inc. (the "Adviser").

                                       RECITALS

    The Fund has executed and delivered the Agreement, dated as of November 17, 1992, between the Fund and the Adviser. The Agreement sets forth the rights and obligations of the parties with respect to the management of the investment funds of the Fund. The Fund has created an additional investment fund: the Morgan Stanley Money Market Fund (the "Money Market Fund");

                                      AGREEMENTS

    NOW, THEREFORE, the parties agree as follows:

    The percentage rate in Paragraph 3 of the Agreement will be as follows with respect to the Money Market Fund:

              an annual rate, payable in monthly installments, of 0.45% of the first $250 million of the average daily net assets of the Money Market Fund, 0.40% of the next $250 million of the average daily net assets of the Money Market Fund, and 0.35% of the average daily net assets in excess of $500 million of the Money Market Fund.

    This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

    The parties listed below have executed this Supplement as of the 25th day of September, 1996.

                             MORGAN STANLEY ASSET
                             MANAGEMENT INC.


                             By:  /s/ Peter A. Nadosy
                                 ---------------------------------------
                             Name: Peter A. Nadosy
                             Title: Vice Chairman


                             MORGAN STANLEY FUND, INC.

                             By: /s/ Warren J. Olsen
                                 ---------------------------------------
                             Name: Warren J. Olsen
                             Title: President

                     SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT
                                          OF
                              MORGAN STANLEY FUND, INC.
              (MORGAN STANLEY GOVERNMENT OBLIGATIONS MONEY MARKET FUND)


    Supplement dated as of September 26, 1996 (the "Supplement") to Investment Advisory Agreement (the "Agreement") between Morgan Stanley Fund, Inc. (the "Fund") and Morgan Stanley Asset Management Inc. (the "Adviser").

                                       RECITALS

    The Fund has executed and delivered the Agreement, dated as of November 17, 1992, between the Fund and the Adviser. The Agreement sets forth the rights and obligations of the parties with respect to the management of the investment funds of the Fund. The Fund has created an additional investment fund: the Morgan Stanley Government Obligations Money Market Fund (the "Government Obligations Money Market Fund");

                                      AGREEMENTS

    NOW, THEREFORE, the parties agree as follows:

    The percentage rate in Paragraph 3 of the Agreement will be as follows with respect to the Government Obligations Money Market Fund:

              an annual rate, payable in monthly installments, of 0.45% of the first $250 million of the average daily net assets of the Government Obligations Money Market Fund, 0.40% of the next $250 million of the average daily net assets of the Government Obligations Money Market Fund, and 0.35% of the average daily net assets in excess of $500 million of the Government Obligations Money Market Fund.

    This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

    The parties listed below have executed this Supplement as of the 25th day of September, 1996.

                             MORGAN STANLEY ASSET
                             MANAGEMENT INC.


                             By: /s/ Peter A. Nadosy
                                 ---------------------------------------
                             Name: Peter A. Nadosy
                             Title: Vice Chairman


                             MORGAN STANLEY FUND, INC.

                             By:  /s/ Warren J. Olsen
                                 ---------------------------------------
                             Name: Warren J. Olsen
                             Title: President